EXHIBIT 10(a)
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                              LANDAUER, INC.
                  2006 PERFORMANCE SHARE AWARD AGREEMENT


            Landauer, Inc., a Delaware corporation (the "Company"), hereby grants to [_____________________] (the "Holder") as of [____________], 2006

(the "Grant Date"), pursuant to the provisions of the Landauer, Inc. 2005 Long-Term Incentive Plan (the "Plan"), a performance share award (the "Award") of [_______] shares of the Company's Common Stock, $.10 par value ("Shares"), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

            1. AWARD SUBJECT TO ACCEPTANCE OF AGREEMENT. The Award shall be null and void unless the Holder shall (a) accept this Agreement by executing it in the space provided below and returning it to the Company and (b) if requested by the Company, execute and return one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of the Shares subject to the Award if Shares are forfeited pursuant to Section 4 hereof or if required under applicable laws or regulations. As soon as practicable after the Holder has executed this Agreement and, if requested by the Company, such stock power or powers, and returned the same to the Company, the Company shall cause to be issued in the Holder's name the total number of Shares subject to the Award.

            2. RIGHTS AS A STOCKHOLDER. The Holder shall have the right to vote the Shares subject to the Award and to receive dividends and other distributions thereon unless and until such Shares are forfeited pursuant to Section 4 hereof; provided, however, that a dividend or other distribution with respect to such Shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be subject to the same restrictions as the Shares with respect to which such dividend or other distribution was made (and if the Holder shall have received such dividend or other distribution, the Holder shall deliver the same to the Company and shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto).

            3.    CUSTODY AND DELIVERY OF CERTIFICATES REPRESENTING SHARES.

The Shares subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the Shares duly noted, until such Award shall have vested pursuant to Section 4 hereof, and as soon thereafter as practicable, the vested Shares shall be delivered to the Holder as the Holder shall direct. Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the Shares subject to the Award until such Award shall have vested, in whole or in part, pursuant to Section 4 hereof, and the Company shall as soon thereafter as practicable, deliver the certificate or certificates for the vested Shares to the Holder and destroy the stock power or powers relating to the vested Shares delivered by the Holder pursuant to Section 1 hereof. If such stock power or powers also relate to unvested Shares, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested Shares.

            4.    VESTING.

            (a) The Performance Period for the Award shall be the Company's fiscal year ending September 30, 2006.








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            (b)   Subject to Section 6.8 of the Plan, at the conclusion of
the Performance Period, if the Company's net income for the Performance Period is at least $[___________] (the "Performance Goal"), the Award shall vest with respect to all of the Shares subject to the Award, and, if the Company's net income for the Performance Period is less than the Performance Goal, the Award shall be forfeited with respect to all of the Shares subject to the Award, and such Shares shall be transferred, without payment of any consideration to the Holder, to the Company (or its assignee or nominee) and all rights of the Holder to or with respect to such Shares shall terminate.

            (c) If the Holder ceases to be employed by the Company before the conclusion of the Performance Period by reason of Disability, by reason of retirement on or after age 65 (or prior to age 65 with the consent of the Committee), or by reason of the Holder's death, at the conclusion of the Performance Period, if the Company's net income for the Performance Period is at least equal to the Performance Goal, the Award shall vest with respect to the number of Shares subject to the Award multiplied by a fraction whose numerator is the number of days between the beginning of the Performance Period and the date on which the Holder's employment terminates (including the date of such termination) and the denominator of which is
365. If the Holder ceases to be employed by the Company before the conclusion of the Performance Period by reason of termination by the Company without Cause, at the conclusion of the Performance Period, if the Company's net income for the Performance Period is at least equal to the Performance Goal, the Award shall vest with respect to all of the Shares subject to the Award. Any Shares which do not vest at the conclusion of the Performance Period in accordance with this Section 4(c) shall be forfeited and shall be transferred, without payment of any consideration to the Holder, to the Company (or its assignee or nominee) and all rights of the Holder to or with respect to such Shares shall terminate.

            (d) If the Holder ceases to be employed by the Company before the conclusion of the Performance Period for any reason other than Disability, retirement on or after age 65 (or prior to age 65 with the consent of the Committee), death, or termination by the Company without Cause, all Shares subject to the Award shall be forfeited and shall be transferred, without payment of any consideration to the Holder, to the Company (or its assignee or nominee) and all rights of the Holder to or with respect to such Shares shall terminate.

            5. AWARD OF ADDITIONAL SHARES IF PERFORMANCE GOAL EXCEEDED. At the conclusion of the Performance Period, if the Company's net income for the Performance Period exceeds the Performance Goal, the Holder shall be entitled to receive additional vested Shares in accordance with following table (using straight line interpolation for performance between the specified performance levels):

                                          Additional Shares as a %
Actual Performance Versus Goal            of Original Award

130% or greater of Performance Goal             100%
120% of Performance Goal                         50%
100% of Performance Goal                          0%

            6.    ADDITIONAL TERMS AND CONDITIONS OF AWARD.

            6.1. NONTRANSFERABILITY OF AWARD. Prior to the vesting of the Shares subject to the Award, such Shares may not be transferred by the Holder other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, such unvested Shares may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber or otherwise dispose of such Shares, the Award and all rights thereunder shall immediately become null and void.


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            6.2.  INVESTMENT REPRESENTATION.  The Holder hereby represents and covenants that (a) any Shares acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to the delivery to the Holder of any Shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

            6.3. COMPLIANCE WITH APPLICABLE LAW. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of such Shares, the Shares subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

            6.4. DELIVERY OF CERTIFICATES. Upon the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of vested Shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

            6.5. AWARD CONFERS NO RIGHTS TO CONTINUED EMPLOYMENT. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continue as an employee of the Company.

            6.6. DECISIONS OF BOARD OR COMMITTEE. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

            6.7. AGREEMENT SUBJECT TO THE PLAN. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

            7.    MISCELLANEOUS PROVISIONS.

            7.1. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.









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            7.2.  NOTICES.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425, Attention: Vice President, Treasurer, Secretary and Chief Financial Officer, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

            7.3. GOVERNING LAW. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

            7.4. COUNTERPARTS. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


                              LANDAUER, INC.

                              By:
                                    ------------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
                                          ------------------------------




ACKNOWLEDGMENT, ACCEPTANCE AND AGREEMENT:
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By signing below and returning this Agreement to Landauer, Inc., Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Agreement and the Plan.



____________________________________
            Holder
















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